                                                                Exhibit 99.1


[RGA logo]


                                             For further information, contact
                                             Jack B. Lay
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (636) 736-7439


FOR IMMEDIATE RELEASE
---------------------


               REINSURANCE GROUP OF AMERICA REPORTS INCREASES
               ----------------------------------------------
                   IN SECOND-QUARTER PREMIUMS AND EARNINGS
                   ---------------------------------------

         ST. LOUIS, July 27, 2004 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading provider of life reinsurance, reported net income for the second quarter of $65.3 million, or $1.04 per diluted share, compared to net income of $42.6 million, or $0.85 per diluted share in the prior-year quarter, a 22 percent increase on a diluted per-share basis. Second-quarter net premiums increased 37 percent, to $797.3 million from $582.6 million in 2003. Net investment income totaled $134.2 million versus $115.9 million the year before.

         RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income for the quarter increased 11 percent on a diluted per-share basis and totaled $57.2 million, or $0.91 per diluted share compared to $41.2 million, or $0.82 per diluted share in the year-ago quarter. A. Greig Woodring, president and chief executive officer, commented, "We are very pleased with that rate of growth in operating earnings per share, considering we are comparing to a strong second quarter result in 2003, a period in which operating earnings per share increased 21 percent. Additionally, we issued 12.1 million of new common shares late last year.

                                  - more -

Add One

         "Net premiums in the U.S. increased $151.9 million, or 40 percent over the prior-year quarter. The transaction with Allianz that we closed in the fourth quarter of 2003 contributes approximately $120 million of net premiums per quarter. That block continues to perform well and the integration remains on schedule. Pre-tax net income in the U.S. for the quarter totaled $75.8 million compared to $55.8 million in the prior-year quarter, primarily because of much higher net premium levels. Pre-tax operating income for the quarter totaled $68.4 million, a 23 percent increase over $55.7 million reported in the prior-year quarter. Mortality experience was somewhat unfavorable as we recorded a higher-than-expected number of large claims during the quarter. U.S. operations also include our Asset Intensive and Financial Reinsurance businesses, each of which posted strong results.

         "Our Canada operations reported a strong quarter, with pre-tax net income of $21.2 million compared to $13.4 million a year ago. Pre-tax operating income totaled $14.3 million, up 49 percent from $9.6 million. Mortality experience was better than anticipated. Net premiums increased $9.8 million, or 19 percent for the quarter, and totaled $61.8 million. Approximately $1.9 million of the increase in net premiums and approximately $0.3 million of the increase in pre-tax operating income were the result of the continued strength of the Canadian dollar.

         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, continued their strong growth, with net premiums increasing 36 percent to $203.1 million in the quarter. Stronger foreign currencies contributed approximately $17.8 million to the premium growth. Pre-tax net income totaled $16.5 million compared to $8.4 million in the prior-year quarter. Pre-tax operating income for the quarter totaled $15.5 million, an 82 percent increase over the $8.5 million result in the prior-year period. Approximately $1.3 million of that increase was the result of foreign currency appreciation. Segment-wide mortality experience for the quarter was slightly better than anticipated due to favorable results in the United Kingdom. We continue to experience profit expansion from these operations as reinsurance in force increases; however, those results may be more volatile than our North America operations due to the smaller size and relative aging of this business."

                                  - more -

Add Two

         For the first half of 2004, net income totaled $127.1 million, or $2.03 per diluted share, compared to $75.3 million, or $1.51 per diluted share, in the year-ago period. Operating income increased to $109.3 million, or $1.74 per diluted share, from $80.1 million, or $1.61 per diluted share. Consolidated premiums were up 43 percent, to $1,611.2 million from $1,127.8 million.

         Woodring concluded, "We are pleased with the financial results for the second quarter and first six months of 2004. As the life reinsurance market continues to evolve, we have maintained a steady and consistent course benefiting both our shareholders and clients."

         The company announced that its board of directors declared a regular quarterly dividend of $0.06 per share, payable August 27 to shareholders of record as of August 6.

         A conference call to discuss the company's second-quarter results will begin at 9 a.m. Eastern Time on Wednesday, July 28. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 626816. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through August 5 at 888-203-1112 (domestic) or 719-457-0820, access code 626816.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.4 trillion of life reinsurance in force, and assets of $12.5 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

                                  - more -

Add Three

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the stability of governments and economies in the markets in which we operate, (9) competitive factors and competitors' responses to our initiatives, (10) the success of our clients, (11) successful execution of our entry into new markets, (12) successful development and introduction of new products, (13) our ability to successfully integrate and operate reinsurance business that we acquire, including without limitation, the traditional life reinsurance business of Allianz Life, (14) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries,
(15) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (16) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

                                  - more -

Add Four

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

                             - tables attached -

Add Five

Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net realized capital gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Reconciliation of Net Income From Continuing Operations
                             to Operating Income
                (Dollars in thousands, except per share data)


                                 Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                --------------------------------------
                                   2004      2003      2004      2003
                                   ----      ----      ----      ----
GAAP net income-continuing
  operations                    $68,390   $43,586  $131,384  $76,746
Realized investment
  (gains)/losses                 (8,175)   (2,620)  (20,859)   3,462
Change in value of embedded
  derivatives (1)                (2,716)       --      (975)      --
DAC offset for realized
  investment (gains)/losses,
  net                              (281)      221      (244)    (157)
                                -------------------------------------
   Operating income             $57,218   $41,187  $109,306  $80,051

(1) Net of DAC offset of $8,640 and $11,370 for the three and six months ended June 30, 2004, respectively.

                                  - more -

Add Six

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                (Dollars in thousands, except per share data)

                             Three Months Ended June 30, 2004

                         Pre-tax  Realized    Change in   Pre-tax
                           net   investment    value of  operating
                         income   (gains)/     embedded    income
                         (loss)  losses, net  derivative   (loss)
                         ------- -----------  ---------- ---------
U.S. Operations:
 Traditional            $ 63,101  $ (3,662)     $    --   $ 59,439
 Asset Intensive           9,488       388 (1)   (4,179)     5,697
 Financial Reinsurance     3,221        --           --      3,221
                        ------------------------------------------
  Total U.S.              75,810    (3,274)      (4,179)    68,357

Canada Operations         21,211    (6,869)          --     14,342

Asia Pacific Operations    4,694       149           --      4,843
Europe & South Africa     11,829    (1,143)          --     10,686
                        ------------------------------------------
  Other Intl Operations   16,523      (994)          --     15,529

Corporate & Other         (8,151)   (1,987)          --    (10,138)
                        ------------------------------------------
Consolidated            $105,393  $(13,124)     $(4,179)  $ 88,090
                        ==========================================

(1) Net of DAC offset $(433)

                        Three Months Ended June 30, 2003

                         Pre-tax   Realized      Pre-tax
                           net    investment    operating
                         income     (gains)/     income
                         (loss)   losses, net     (loss)
                         -------  -----------   ---------
U.S. Operations:
 Traditional             $46,073   $   714     $ 46,787
 Asset Intensive           6,944      (807)(1)    6,137
 Financial Reinsurance     2,744        --        2,744
                         ------------------------------
  Total U.S.              55,761       (93)      55,668

Canada Operations         13,429    (3,825)       9,604

Asia Pacific Operations    4,527       131        4,658
Europe & South Africa      3,902       (23)       3,879
                         ------------------------------
  Other Intl Operations    8,429       108        8,537

Corporate & Other        (10,610)      107      (10,503)
                         ------------------------------
Consolidated             $67,009   $(3,703)     $63,306
                         ==============================

(1) Net of DAC offset $341

                                  - more -

Add Seven

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                (Dollars in thousands, except per share data)

                              Six Months Ended June 30, 2004

                         Pre-tax  Realized    Change in   Pre-tax
                           net   investment    value of   operating
                         income   (gains)/     embedded    income
                         (loss)  losses, net  derivative   (loss)
                         ------- -----------  ----------  ---------
U.S. Operations:
 Traditional            $127,133  $(11,220)     $    --   $115,913
 Asset Intensive          12,996       301 (1)   (1,501)    11,796
 Financial Reinsurance     5,928        --           --      5,928
                        ------------------------------------------
  Total U.S.             146,057   (10,919)      (1,501)   133,637

Canada Operations         37,131    (8,178)          --     28,953

Asia Pacific Operations   11,491      (198)          --     11,293
Europe & South Africa     18,089    (4,302)          --     13,787
                        ------------------------------------------
  Other Intl Operations   29,580    (4,500)          --     25,080

Corporate & Other        (12,560)   (7,886)          --    (20,446)
                        ------------------------------------------
Consolidated            $200,208  $(31,483)     $(1,501)  $167,224
                        ==========================================

(1) Net of DAC offset $(376)

                           Six Months Ended June 30, 2003

                         Pre-tax  Realized      Pre-tax
                           net    investment    operating
                          income   (gains)/      income
                          (loss)  losses, net    (loss)
                         -------  -----------   ---------
U.S. Operations:
 Traditional             $ 85,845  $ 5,958      $ 91,803
 Asset Intensive            6,862    1,472 (1)     8,334
 Financial Reinsurance      5,692       --         5,692
                         -------------------------------
  Total U.S.               98,399    7,430       105,829

Canada Operations          24,056   (3,562)       20,494

Asia Pacific Operations     5,895      518         6,413
Europe & South Africa       6,311     (848)        5,463
                         -------------------------------
  Other Intl Operations    12,206     (330)       11,876

Corporate & Other         (17,799)   2,005       (15,794)
                          ------------------------------
Consolidated             $116,862   $5,543      $122,405
                         ===============================

(1) Net of DAC offset $(241)

                                  - more -

Add Eight

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                           (Dollars in thousands)

                            Three Months Ended       Six Months Ended
                            --------------------------------------------
   (Unaudited)                     June 30,               June 30,
------------------------------------------------------------------------
                               2004      2003        2004        2003
                               ----      ----        ----        ----
Revenues:
  Net premiums               $797,308  $582,561   $1,611,182  $1,127,776
  Investment income, net
    of related expenses       134,185   115,936      267,745     223,081
  Realized investment
    gains/(losses), net        12,691     4,044       31,107      (5,784)
  Change in value of
    embedded derivatives,
    net of DAC offset (1)       4,179        --        1,501          --
  Other revenues               14,759    11,834       26,609      22,851
                             ------------------   ----------------------
     Total revenues           963,122   714,375    1,938,144   1,367,924

Benefits and expenses:
  Claims and other policy
    benefits                  634,802   452,632    1,281,856     876,237
  Interest credited            44,332    43,867       91,350      84,663
  Policy acquisition costs
    and other insurance
    expenses                  134,157   114,988      277,225     219,569
  Other operating expenses     34,896    26,837       68,425      52,592
  Interest expense              9,542     9,042       19,080      18,001
                             ------------------   ----------------------
     Total benefits
       and expenses           857,729   647,366    1,737,936   1,251,062
                              -----------------  -----------------------
  Income from continuing
    operations before
    income taxes              105,393    67,009      200,208     116,862

     Provision for income
       taxes                   37,003    23,423       68,824      40,116
                               ----------------   ----------------------

  Income from continuing
    operations                 68,390    43,586      131,384      76,746

  Discontinued operations:
     Loss from discontinued
     accident and health
     operations, net of
     income taxes              (3,053)   (1,027)      (3,947)     (1,445)

Cumulative effect of change
  in accounting principle          --        --         (361)         --
                               ------------------    -------------------


  Net income                 $ 65,337  $ 42,559   $  127,076  $   75,301
                             ==================   ======================


(1) Net of DAC offset of ($13,292) and ($17,493) for the three and six months ended June 30, 2004, respectively.

                                  - more -

Add Nine

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                (Dollars in thousands, except per share data)


                                  Three Months Ended      Six Months Ended
                                  ----------------------------------------
     (Unaudited)                        June 30,             June 30,
--------------------------------------------------------------------------
                                     2004     2003        2004     2003
                                     ----     ----        ----     ----
Earnings per share from
  continuing operations:
  Basic earnings per share         $  1.10  $  0.88     $  2.11  $  1.55
  Diluted earnings per share       $  1.09  $  0.87     $  2.09  $  1.54

Diluted earnings before realized
  investment gains/(losses),
  change in value of embedded
  derivatives, and related
  deferred acquisition
  costs                            $  0.91  $  0.82     $  1.74  $  1.61

Earnings per share from net
  income:
  Basic earnings per share         $  1.05  $  0.86     $  2.04  $  1.52
  Diluted earnings per share       $  1.04  $  0.85     $  2.03  $  1.51

Weighted average number of common
  and common equivalent shares
  outstanding (in thousands)        62,755   49,963      62,723   49,834

                                  - more -

Add Ten

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                   Condensed Consolidated Business Summary

                                                     At or For the
                                                   Six Months Ended
(Unaudited)                                             June 30,
--------------------------------------------------------------------
                                                    2004      2003
                                                    ----      ----
Gross life reinsurance in force (in billions)
   North American business                       $1,047.3  $   658.5
   International business                           309.4      182.8

Gross life reinsurance written (in billions)
   North American business                          103.2       70.9
   International business                            55.3       31.1

Consolidated cash and invested assets
 (in millions)                                    9,502.9    7,774.7
   Invested asset book yield - trailing
    three months excluding funds withheld            5.79%      6.67%


   Investment portfolio mix
     Cash and short-term investments                 1.42%      2.30%
     Fixed maturity securities                      49.11%     50.69%
     Mortgage loans                                  5.70%      4.63%
     Policy loans                                    9.48%     10.84%
     Funds withheld at interest                     31.82%     30.02%
     Other invested assets                           2.47%      1.52%

Book value per share outstanding                 $  31.38    $ 28.93
Book value per share outstanding, before
  impact of FAS 115*                                30.17      24.74

Treasury stock                                    814,122  1,276,269


* Book value per share outstanding, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

                                  - more -

Add Eleven

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                               Three Months Ended June 30, 2004
                                       Asset-     Financial    Total
                         Traditional  Intensive  Reinsurance    U.S.
                         -----------  ---------  -----------   -----
Revenues:
  Net premiums            $ 530,129    $ 1,190      $   --    $531,319
  Investment income,
   net of related
   expenses                  53,974     47,495          72     101,541
  Realized investment
   gains/(losses), net        3,662       (821)         --       2,841
  Change in value of
   embedded derivatives          --      4,179          --       4,179
  Other revenues                931      1,907       6,958       9,796
                          ---------     ------     -------    --------
    Total revenues          588,696     53,950       7,030     649,676

Benefits and expenses:
  Claims and other
   policy benefits          429,423      3,246          --     432,669
  Interest credited          12,117     31,704          --      43,821
  Policy acquisition
   costs and other
   insurance expenses        72,714      8,484       2,280      83,478
  Other operating
   expenses                  11,341      1,028       1,529      13,898
                          ---------     ------      ------    --------
    Total benefits and
     expenses               525,595     44,462       3,809     573,866

    Income before
      income taxes        $  63,101    $ 9,488      $3,221    $ 75,810
                          =========    =======      ======    ========

                               Three Months Ended June 30, 2003
                                        Asset-    Financial    Total
                         Traditional  Intensive  Reinsurance    U.S.
                         -----------  ---------  -----------   -----
Revenues:
  Net premiums             $378,382   $  1,006     $    --   $ 379,388
  Investment income,
   net of related
   expenses                  45,175     42,204          --      87,379
  Realized investment
   gains/(losses),net          (714)     1,148          --         434
  Other revenues                884      1,766       6,655       9,305
                           --------   --------      ------   ---------
    Total revenues          423,727     46,124       6,655     476,506

Benefits and expenses:
  Claims and other
   policy benefits          297,525      1,771          --     299,296
  Interest credited          14,931     28,580          --      43,511
  Policy acquisition
   costs and other
   insurance expenses        56,714      8,003       2,721      67,438
  Other operating
   expenses                   8,484        826       1,190      10,500
                           --------   --------     -------   ---------
    Total benefits and
     expenses               377,654     39,180       3,911     420,745

    Income before
      income taxes         $ 46,073   $  6,944     $ 2,744   $  55,761
                           ========   ========     =======   =========

                                  - more -

Add Twelve

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                                Six Months Ended June 30, 2004
                                        Asset-    Financial    Total
                         Traditional  Intensive  Reinsurance    U.S.
                         -----------  ---------  -----------   -----
Revenues:
  Net premiums            $1,061,340   $ 2,372     $    --   $1,063,712
  Investment income,
   net of related
   expenses                  108,027    92,962         115      201,104
  Realized investment
   gain/(losses),net          11,220      (677)         --       10,543
  Change in value of
   embedded derivatives           --     1,501          --        1,501
  Other revenues               2,265     3,577      13,338       19,180
                          ----------   -------     -------   ----------
    Total revenues         1,182,852    99,735      13,453    1,296,040

Benefits and expenses:
  Claims and other
   policy benefits           860,314     2,225          --      862,539
  Interest credited           24,195    66,198          --       90,393
  Policy acquisition
   costs and other
   insurance expenses        148,145    16,129       4,574      168,848
  Other operating
   expenses                   23,065     2,187       2,951       28,203
                          ----------   -------     -------   ----------
    Total benefits and
     expenses              1,055,719    86,739       7,525    1,149,983

    Income before
      income taxes        $  127,133   $12,996     $ 5,928   $  146,057
                          ==========   =======     =======   ==========

                               Six Months Ended June 30, 2003
                                        Asset-    Financial    Total
                         Traditional  Intensive  Reinsurance    U.S.
                         -----------  ---------  -----------   -----
Revenues:
  Net premiums            $  747,189   $ 2,104     $    --   $  749,293
  Investment income,
   net of related
   expenses                   87,876    78,538          --      166,414
  Realized investment
   losses, net                (5,958)   (1,713)         --       (7,671)
  Other revenues               2,697     3,013      13,566       19,276
                          ----------   -------     -------   ----------
    Total revenues           831,804    81,942      13,566      927,312

Benefits and expenses:
  Claims and other
   policy benefits           591,251     3,390          --      594,641
  Interest credited           30,250    53,721          --       83,971
  Policy acquisition
   costs and other
   insurance expenses        107,519    16,031       5,241      128,791
  Other operating
   expenses                   16,939     1,938       2,633       21,510
                          ----------   -------     -------   ----------
    Total benefits and
     expenses                745,959    75,080       7,874      828,913

    Income before
      income taxes        $   85,845   $ 6,862     $ 5,692   $   98,399
                          ==========   =======     =======   ==========

                                  - more -

Add Thirteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CANADIAN OPERATIONS
                           (Dollars in thousands)

                                                Three Months Ended
                                                      June 30,
                                                  2004        2003
                                                  ----        ----
Revenues:
  Net premiums                                  $ 61,830    $ 52,017
  Investment income, net of related expenses      23,437      21,509
  Realized investment gains, net                   6,869       3,825
  Other revenues                                      31        (176)
                                                --------    --------
    Total revenues                                92,167      77,175

Benefits and expenses:
  Claims and other policy benefits                59,499      56,149
  Interest credited                                  418         264
  Policy acquisition costs and other
    insurance expenses                             8,278       4,864
  Other operating expenses                         2,761       2,469
                                                --------    --------
    Total benefits and expenses                   70,956      63,746

    Income before income taxes                  $ 21,211    $ 13,429
                                                ========    ========


                                                  Six Months Ended
                                                       June 30,
                                                   2004       2003
                                                   ----       ----
Revenues:
  Net premiums                                  $121,978    $100,603
  Investment income, net of related expenses      47,417      41,275
  Realized investment gains, net                   8,178       3,562
  Other revenues                                      69        (241)
                                                --------    --------
    Total revenues                               177,642     145,199

Benefits and expenses:
  Claims and other policy benefits               118,865     105,279
  Interest credited                                  795         553
  Policy acquisition costs and other
    insurance expenses                            15,361      10,457
  Other operating expenses                         5,490       4,854
                                                --------    --------
    Total benefits and expenses                  140,511     121,143

    Income before income taxes                  $ 37,131    $ 24,056
                                                ========    ========


                                  - more -

Add Fourteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                           Europe and South Africa
                           (Dollars in thousands)

                                                  Three Months Ended
                                                       June 30,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                   $118,887    $ 83,450
  Investment income, net of related expenses          863         639
  Realized investment gains, net                    1,143          23
  Other revenues                                      444         299
                                                 --------    --------
    Total revenues                                121,337      84,411

Benefits and expenses:
  Claims and other policy benefits                 73,809      47,450
  Policy acquisition costs and other
    insurance expenses                             29,842      28,689
  Other operating expenses                          5,524       4,106
  Interest expense                                    333         264
                                                 --------    --------
    Total benefits and expenses                   109,508      80,509

    Income before income taxes                   $ 11,829    $  3,902
                                                 ========    ========


                                                   Six Months Ended
                                                       June 30,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                   $236,090    $167,327
  Investment income, net of related expenses        2,407       1,479
  Realized investment gains, net                    4,302         848
  Other revenues                                      882         123
                                                 ---------   --------
    Total revenues                                243,681     169,777

Benefits and expenses:
  Claims and other policy benefits                155,806     101,233
  Policy acquisition costs and other
    insurance expenses                             58,873      54,223
  Other operating expenses                         10,206       7,546
  Interest expense                                    707         464
                                                 --------    --------
    Total benefits and expenses                   225,592     163,466

    Income before income taxes                   $ 18,089    $  6,311
                                                 ========    ========

                                  - more -

Add Fifteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                Asia Pacific
                           (Dollars in thousands)

                                                 Three Months Ended
                                                      June 30,
                                                  2004        2003
                                                  ----        ----
Revenues:
  Net premiums                                  $ 84,178    $ 66,165
  Investment income, net of related expenses       3,029       2,421
  Realized investment losses, net                   (149)       (131)
  Other revenues                                   2,950         707
                                                ---------   --------
    Total revenues                                90,008      69,162

Benefits and expenses:
  Claims and other policy benefits                67,380      47,190
  Policy acquisition costs and other
    insurance expenses                            11,878      13,006
  Other operating expenses                         5,673       4,189
  Interest expense                                   383         250
                                                --------    --------
    Total benefits and expenses                   85,314      64,635

    Income before income taxes                  $  4,694    $  4,527
                                                ========    ========


                                                  Six Months Ended
                                                      June 30,
                                                  2004        2003
                                                  ----        ----
Revenues:
  Net premiums                                  $187,717    $108,575
  Investment income, net of related expenses       6,764       5,148
  Realized investment gains/(losses), net            198        (518)
  Other revenues                                   3,585         907
                                                ---------   --------
    Total revenues                               198,264     114,112

Benefits and expenses:
  Claims and other policy benefits               142,225      74,454
  Policy acquisition costs and other
    insurance expenses                            33,408      24,528
  Other operating expenses                        10,415       8,716
  Interest expense                                   725         519
                                                --------   ---------
    Total benefits and expenses                  186,773     108,217

    Income before income taxes                  $ 11,491    $  5,895
                                                ========    ========


                                  - more -

Add Sixteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CORPORATE AND OTHER
                           (Dollars in thousands)


                                                 Three Months Ended
                                                      June 30,
                                                  2004        2003
                                                  ----        ----
Revenues:
  Net premiums                                  $  1,094    $  1,541
  Investment income, net of related expenses       5,315       3,988
  Realized investment gains/(losses), net          1,987        (107)
  Other revenues                                   1,538       1,699
                                                --------    --------
    Total revenues                                 9,934       7,121

Benefits and expenses:
  Claims and other policy benefits                 1,445       2,547
  Interest credited                                   93          92
  Policy acquisition costs and other
    insurance expenses                               681         991
  Other operating expenses                         7,040       5,573
  Interest expense                                 8,826       8,528
                                                --------    --------
    Total benefits and expenses                   18,085      17,731

    Loss before income taxes                    $ (8,151)   $(10,610)
                                                =========   ========

                                                  Six Months Ended
                                                      June 30,
                                                  2004        2003
                                                  ----        ----
Revenues:
  Net premiums                                  $  1,685    $  1,978
  Investment income, net of related expenses      10,053       8,765
  Realized investment gains/(losses), net          7,886      (2,005)
  Other revenues                                   2,893       2,786
                                                --------    --------
    Total revenues                                22,517      11,524

Benefits and expenses:
  Claims and other policy benefits                 2,421         630
  Interest credited                                  162         139
  Policy acquisition costs and other
    insurance expenses                               735       1,570
  Other operating expenses                        14,111       9,966
  Interest expense                                17,648      17,018
                                                --------    --------
    Total benefits and expenses                   35,077      29,323

    Loss before income taxes                    $(12,560)   $(17,799)
                                                =========   ========


                                    # # #